                                                                    EXHIBIT 4.22



                            THE COASTAL CORPORATION,


                            THE CHASE MANHATTAN BANK
                      as Collateral Agent, Custodial Agent
                           and Securities Intermediary

                                       AND

                              THE BANK OF NEW YORK
                           as Purchase Contract Agent


                                PLEDGE AGREEMENT


                               Dated as of  , 1999


                                TABLE OF CONTENTS

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
RECITALS......................................................................1

Section 1.  Definitions.......................................................3

Section 2.  Pledge; Control and Perfection...................................10

      Section 2.1.  The Pledge...............................................10
      Section 2.2.  Control and Perfection...................................13

Section 3.  Distributions on Pledged Collateral..............................15

Section 4.  Substitution, Release, Repledge and Settlement
            of Debentures....................................................17

      Section 4.1.  Substitution for Debentures and the
                     Creation of Growth PRIDES...............................17
      Section 4.2.  Substitution of Treasury Securities
                     and the Creation of Income PRIDES.......................18
      Section 4.3.  Termination Event........................................19
      Section 4.4.  Cash Settlement..........................................20
      Section 4.5.  Early Settlement.........................................22
      Section 4.6.  Application of Proceeds; Settlement......................23

Section 5.  Voting Rights -- Debentures......................................26

Section 6.  Rights and Remedies; Tax Event Redemption........................27

      Section 6.1.  Rights and Remedies of the Collateral Agent..............27
      Section 6.2.  Tax Event Redemption.....................................28
      Section 6.3.  Substitutions............................................29

Section 7.  Representations and Warranties; Covenants........................29

      Section 7.1.  Representations and Warranties...........................29
      Section 7.2.  Covenants................................................30

Section 8.  The Collateral Agent.............................................31
      Section 8.1.  Appointment, Powers and Immunities.......................31
      Section 8.2.  Instructions of the Company..............................32
      Section 8.3.  Reliance.................................................33
      Section 8.4.  Rights in Other Capacities...............................33



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
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
      Section 8.5.  Non-Reliance ............................................34
      Section 8.6.  Compensation and Indemnity...............................34
      Section 8.7.  Failure to Act...........................................35
      Section 8.8.  Resignation..............................................36
      Section 8.9.  Right to Appoint Agent or Advisor........................37
      Section 8.10. Survival.................................................37
      Section 8.11. Exculpation..............................................37

Section 9.  Amendment........................................................38

      Section 9.1.  Amendment Without Consent of
                     Holders.................................................38
      Section 9.2.  Amendment with Consent of Holders........................38
      Section 9.3.  Execution of Amendments..................................39
      Section 9.4.  Effect of Amendments.....................................40
      Section 9.5.  Reference to Amendments..................................40

Section 10.  Miscellaneous...................................................40

      Section 10.1.  No Waiver...............................................40
      Section 10.2.  Governing Law...........................................41
      Section 10.3.  Notices.................................................41
      Section 10.4.  Successors and Assigns..................................42
      Section 10.5.  Counterparts............................................42
      Section 10.6.  Severability............................................42
      Section 10.7.  Expenses, etc...........................................42
      Section 10.8.  Security Interest Absolute..............................43

EXHIBIT A            INSTRUCTION FROM PURCHASE CONTRACT AGENT TO
                     COLLATERAL AGENT
EXHIBIT B            INSTRUCTION TO PURCHASE CONTRACT AGENT
EXHIBIT C            INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING
EXHIBIT D            INSTRUCTION TO CUSTODIAL AGENT REGARDING WITHDRAWAL
                     FROM REMARKETING

                                PLEDGE AGREEMENT

          PLEDGE AGREEMENT, dated as of , 1999 (this "Agreement"), among The Coastal Corporation, a Delaware corporation (the "Company"), The Chase Manhattan Bank, a New York banking corporation, not individually but solely as collateral agent (in such capacity, together with its successors in such capacity, the "Collateral Agent"), as custodial agent (in such capacity, together with its successors in such capacity, the "Custodial Agent") and as "securities intermediary" as defined in Section 8-102(a)(14) of the Code (as defined herein) (in such capacity, together with its successors in such capacity, the "Securities Intermediary"), and The Bank of New York, not individually but solely as purchase contract agent and as attorney-in-fact of the Holders (as defined in the Purchase Contract Agreement) from time to time of the Securities (as hereinafter defined) (in such capacity, together with its successors in such capacity, the "Purchase Contract Agent") under the Purchase Contract Agreement (as hereinafter defined).

                                    RECITALS

          The Company and the Purchase Contract Agent are parties to the Purchase Contract Agreement, dated as of the date hereof (as modified and supplemented and in effect from time to time, the "Purchase Contract
Agreement"), pursuant to which there may be issued   FELINE PRIDES of the
Company, having a stated amount of $  (the "Stated Amount") per FELINE PRIDES.

          The FELINE PRIDES will initially consist of (A)   units (referred to
as "Income PRIDES") with a stated amount, per Income PRIDES, equal to the Stated
Amount and (B)   units (referred to as "Growth PRIDES" and, together with the
Income PRIDES, the "Securities") with a stated amount, per Growth PRIDES, equal to the Stated Amount. Each Income PRIDES will initially consist of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder will
purchase from the Company not later than   16, 2002 (the "Purchase Contract
Settlement Date"), for an amount of cash equal to the Stated Amount, a number of newly issued shares of common stock, $0.33 1/3 par value per share (the "Common Stock"), of the Company equal to the Settlement Rate (as defined below) and (ii) the Company will pay the Holder Contract Adjustment Payments at the rate of % of the Stated Amount per annum and (b) either beneficial ownership of a Debenture (as defined below) or, upon the occurrence of a Tax Event Redemption the Applicable Ownership Interest of the Treasury Portfolio. Each Growth PRIDES will initially consist of (a) a Purchase Contract under which (i) the holder will purchase from the Company on the Purchase Contract Settlement Date, for an amount in cash equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, and (ii) the Company will pay the Holder Contract Adjustment

Payments at the rate of o% of the Stated Amount per annum, and (b) a 1/100 undivided beneficial interest in a zero-coupon U.S. Treasury Security (CUSIP No.
o) having a principal amount at maturity equal to $1,000 and maturing on o 15, 2002 (the "Treasury Securities").

          Pursuant to the terms of the Indenture (as defined below) the Company
will issue $            principal amount of Debentures (the "Debentures"), each
having a principal amount per Debenture equal to $25.

          Pursuant to the terms of the Purchase Contract Agreement and the Purchase Contracts, the Holders, from time to time, of the Securities have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the pledge provided hereby of the Debentures, any Applicable Ownership Interest in the Treasury Portfolio and the Treasury Securities to secure each Holder's obligations under the related Purchase Contract, as provided herein and subject to the terms hereof. Upon such pledge, the Pledged Debentures or the Applicable Ownership Interests in the Treasury Portfolio, as the case may be, and the Pledged Treasury Securities will be beneficially owned by the Holders but will be owned of record by the Purchase Contract Agent subject to the Pledge hereunder.

          Accordingly, the Company, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent, on its own behalf and as attorney-in-fact of the Holders from time to time of the Securities, agree as follows:

          Section 1. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

               (b) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

               (c) the following terms have the meanings assigned to them in the Purchase Contract Agreement: (i) Act, (ii) Agent, (iii) Board Resolution, (iv) Cash Settlement, (v) Certificate, (vi) Contract Adjustment Payments, (vii) Debentures, (viii) Early Settlement, (ix) Early Settlement Amount, (x) Early Settlement Date, (xi) Failed Remarketing, (xii) Holder, (xiii) Opinion of Counsel, (xiv) Outstanding Securities, (xv) Remarketing Agent, (xvi) Remarketing Agreement, (xvii) Settlement Rate, and (xviii) Termination Event;
          (xix) Income PRIDES; (xx) Growth PRIDES; and

          "Agreement" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

          "Applicable Ownership Interest" means, with respect to an Income PRIDES and the Treasury Securities in the Treasury Portfolio, (A) a 1/25, or 2.5%, undivided beneficial ownership interest in a $1,000 principal or interest amount of a principal or interest strip in a U.S. Treasury Security included in such Treasury Portfolio which matures on or prior to o 15, 2002 and (B) for each scheduled interest payment date on the Debentures that occurs after the Tax
Event Redemption Date, a      % undivided beneficial ownership interest in a
$1,000 face amount of such U.S. Treasury Security which is a principal or interest strip maturing on such date.

          "Applicable Principal Amount" means either (i) if the Tax Event Redemption Date occurs prior to o 16, 2002, the aggregate principal amount of the Debentures which are components of Income PRIDES on the Tax Event Redemption Date or (ii) if the Tax Event Redemption occurs on or after o 16, 2002, the aggregate principal amount of the Debentures outstanding on such Tax Event Redemption Date.

          "Bankruptcy Code" means title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

          "Business Day" means any day other than a Saturday, a Sunday or any other day on which banking institutions in The City of New York (in the State of New York) are permitted or required by any applicable law to close.

          "Cash" means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

          "Code" has the meaning specified in Section 6.1 hereof.

          "Collateral" has the meaning specified in Section 2.1 hereof.

          "Collateral Account" means the securities account (number o) maintained at o in the name "The Bank of New York, as Purchase Contract Agent on behalf of the holders of certain securities of The Coastal Corporation, Collateral Account subject to the security interest of The Chase Manhattan Bank, as Collateral Agent, for the benefit of The Coastal Corporation, as pledgee" and any successor account.

          "Collateral Agent" has the meaning specified in the first paragraph of this instrument.

          "Common Stock" has the meaning specified in the Recitals.

          "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor shall have become such, and thereafter "Company" shall mean such successor.

          "Custodial Agent" has the meaning specified in the first paragraph of this instrument.

          "Debentures" has the meaning specified in the Recitals.

          "Debenture Trustee" means Harris Trust and Savings Bank, as trustee under the Indenture until a successor is appointed thereunder, and thereafter means such successor trustee.

          "Indenture" means, collectively, the Base Indenture and the Seventh Supplemental Indenture, and any other indentures supplemental thereto pursuant to which the Debentures are to be issued.

          "Intermediary" means any entity that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity.

          "Permitted Investments" means any one of the following which shall mature not later than the next succeeding Business Day (i) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof or such indebtedness constitutes a general obligation of it); (ii) deposits, certificates of deposit or acceptances with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than US $200.0 million at the time of deposit; (iii) investments with an original maturity of 365 days or less of any Person that is fully and unconditionally guaranteed by a bank referred to in clause (ii); (iv) investments in commercial paper, other than commercial paper issued by the Company or its affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to "A- 1" by Standard & Poor's Ratings Services ("S&P") or at least equal to "P-1" by Moody's Investors Service, Inc. ("Moody's"); and (v) investments in money market funds registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody's.

          "Person" and "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pledge" has the meaning specified in Section 2.1 hereof.

          "Pledged Debentures" has the meaning specified in Section 2.1 hereof.

          "Pledged Treasury Securities" has the meaning specified in Section 2.1 hereof.

          "Primary Treasury Dealer" means a primary U.S. government securities dealer in The City of New York.

          "Proceeds" means all interest, dividends, cash, instruments, securities, financial assets (as defined in Section 8-102(a)(9) of the Code) and other property from time to time received, receivable or otherwise distributed upon the sale, exchange, collection or disposition of the Collateral or any proceeds thereof.

          "Purchase Contract" has the meaning specified in the Recitals.

          "Purchase Contract Agent" has the meaning specified in the first paragraph of this Agreement.

          "Purchase Contract Agreement" has the meaning specified in the Recitals.

          "Purchase Contract Settlement Date" has the meaning specified in the Recitals.

          "Purchase Price" has the meaning specified in Section 5.1 of the Purchase Contract Agreement.

          "Quotation Agent" means (i) Merrill Lynch Government Securities, Inc. and its respective successors, provided, however, that if the foregoing shall cease to be a Primary Treasury Dealer, the Company shall substitute therefor another Primary Treasury Dealer or (ii) any other Primary Treasury Dealer selected by the Company.

          "Redemption Amount" means for each Debenture, the product of (i) the principal amount of such Debenture and (ii) a fraction whose numerator is the Treasury Portfolio Purchase Price and whose denominator is the Applicable Principal Amount.

          "Redemption Price" means the redemption price per Security equal to the Redemption Amount plus any accrued and unpaid Distributions to the date of redemption or, in the case of any redemption in connection with the final maturity of the Debentures, an amount per Debenture equal to the redemption price for $25 in principal amount of Debentures plus accrued and unpaid Distributions to the date of redemption.

          "Securities" has the meaning specified in the Recitals.

          "Securities Intermediary" has the meaning specified in the first paragraph of this Agreement.

          "Security Entitlement" has the meaning set forth in Section 8-102(a)(17) of the Code.

          "Separate Debentures" means any Debentures that are not Pledged Debentures.

          "Stated Amount" has the meaning specified in the Recitals.

          "Supplemental Remarketing Agreement" means the Supplemental Remarketing Agreement, as defined in the Remarketing Agreement.

          "Tax Event" means the receipt by the Company of an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the generally accepted position on the date the Securities are issued, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after the date of the first issuance of Debentures under the Indenture, there is more than an insubstantial risk that (i) interest payable by the Company on the Debentures would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.

          "Tax Event Redemption" means, if a Tax Event shall occur and be continuing, the redemption of the Debentures, at the option of the Company, in whole but not in part, on not less than 30 days nor more than 60 days notice.

          "Tax Event Redemption Date" means the date upon which a Tax Event Redemption is to occur.

          "TRADES" means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

          "TRADES Regulations" means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

          "Transfer" means, except as otherwise expressly provided herein, with respect to the Collateral and in accordance with the instructions of the Collateral Agent, the Purchase Contract Agent or the Holder, as applicable:

          (i) in the case of Collateral consisting of securities which cannot be delivered by book-entry or which the parties agree are to be delivered in physical form, delivery in appropriate physical form to the recipient accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

          (ii) in the case of Collateral consisting of securities maintained in book-entry form by causing a "securities intermediary" (as defined in

                    Section 8-102(a)(14) of the Code) to (i) credit a "security entitlement" (as defined in Section 8-102(a)(17) of the Code) with respect to such securities to a "securities account" (as defined in Section 8-501(a) of the Code) maintained by or on behalf of the recipient and (ii) to issue a confirmation to the recipient with respect to such credit. In the case of Collateral to be delivered to the Collateral Agent, the Securities Intermediary shall be the securities intermediary and the securities account shall be the Collateral Account.

          "Treasury Portfolio" means, with respect to the Applicable Principal Amount of Debentures (a) if the Tax Event Redemption Date occurs prior to o 16, 2002, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to o 15, 2002 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date, and
(b) if the Tax Event Redemption Date occurs after 16, 2002, a portfolio of zero-coupon U.S. Treasury Securities consisting of (i) principal or interest strips of U.S. Treasury Securities which mature on or prior to o 15, 2004 in an aggregate amount equal to the Applicable Principal Amount and (ii) with respect to each scheduled interest payment date on the Debentures that occurs after the Tax Event Redemption Date, principal or interest strips of such U.S. Treasury Securities which mature on or prior to such date in an aggregate amount equal to the aggregate interest payment that would be due on the Applicable Principal Amount of the Debentures on such date.

          "Treasury Portfolio Purchase Price" means the lowest aggregate price quoted by the Primary Treasury Dealer to the Quotation Agent on the third Business Day immediately preceding the Tax Event Redemption Date for the purchase of the Treasury Portfolio for settlement on the Tax Event Redemption Date.

          "Treasury Securities" has the meaning specified in the Recitals.

          "Value" with respect to any item of Collateral on any date means, as to (i) a Debenture, the stated liquidation amount thereof, (ii) Cash, the face amount thereof and (iii) Treasury Securities, the aggregate principal amount thereof at maturity.

          Section 2.  Pledge; Control and Perfection.

          Section 2.1. The Pledge. (a) The Holders from time to time as beneficial owners of the Collateral (as defined below) acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent, as nominal owner of the Collateral (as defined below), each hereby pledge and grant to the Collateral Agent, for the benefit of the Company, as collateral security for the performance when due by such Holders of their respective obligations under the related Purchase Contracts, a security interest in all of the right, title and interest of the Purchase Contract Agent and such Holders
(a) in the Debentures and Treasury Securities constituting a part of the Securities and any Treasury Securities delivered in exchange for any Debentures (or, if applicable, the Applicable Ownership Interest in the Treasury Portfolio), any Debentures (or if applicable, the Applicable Ownership Interest in the Treasury Portfolio) delivered in exchange for any Treasury Securities, in accordance with Section 4 hereof, in each case that have been Transferred to or received by the Collateral Agent and not released by the Collateral Agent to such Holders under the provisions of this Agreement; (b) in payments made by Holders pursuant to Section 4.4; (c) in the Collateral Account and all securities, financial assets, Cash and other property credited thereto and all Security Entitlements related thereto; (d) in the Treasury Portfolio purchased on behalf of the Holders of Income PRIDES by the Collateral Agent upon the occurrence of a Tax Event Redemption as provided in Section 6.2 and (e) all Proceeds of the foregoing (all of the foregoing, collectively, the "Collateral"). Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial

Holders of the Securities, shall cause the Debentures comprising a part of the Income PRIDES, and the Treasury Securities comprising a part of the Growth PRIDES, to be Transferred to the Collateral Agent for the benefit of the Company. Such Debentures shall be Transferred by physically delivering such Debentures to the Securities Intermediary endorsed in blank (or accompanied by a stock or bond power indorsed in blank) and causing the Securities Intermediary to credit the Collateral Account with such Debentures and sending the Collateral Agent a confirmation of the deposit of such Debentures. In the event a Holder of Income PRIDES so elects, such Holder may Transfer Treasury Securities to the Collateral Agent for the benefit of the Company as provided in Section 4.1 hereof in exchange for the release by the Collateral Agent on behalf of the Company of Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, with an aggregate stated liquidation amount equal to the aggregate principal amount of the Treasury Securities so Transferred, in the case of Debentures, or with an appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio equal to the aggregate principal amount of the Treasury Securities so transferred, in the event that a Tax Event Redemption has occurred, to the Purchase Contract Agent on behalf of such Holder. In the event that a Holder of Growth PRIDES so elects, such Holder may Transfer Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio to the Collateral Agent for the benefit of the Company as provided in Section 4.2 hereof in exchange for the release by the Collateral Agent on behalf of the Company of Treasury Securities with an aggregate principal amount at maturity equal to the aggregate stated liquidation amount of the Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio so transferred to the Purchase Contract Agent on behalf of such Holder. Treasury Securities and the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, shall be Transferred to the Collateral Account maintained by the Collateral Agent at the Securities Intermediary by book-entry transfer to the Collateral Account in accordance with the TRADES Regulations and other applicable law and by the notation by the Securities Intermediary on its books that a Security Entitlement with respect to such Treasury Securities or appropriate Applicable Ownership Interest of the Treasury Portfolio, has been credited to the Collateral Account.

          (b) For purposes of perfecting the Pledge under applicable law, including, to the extent applicable, the TRADES Regulations or the Uniform Commercial Code as adopted and in effect in any applicable jurisdiction, the Collateral Agent shall be the agent of the Company as provided herein. The pledge provided in this Section 2.1 is herein referred to as the "Pledge" and the Debentures or Treasury Securities subject to the Pledge, excluding any Debentures that are delivered pursuant to Section 6.2 hereof or Treasury Securities released from the Pledge as provided in Section 4 hereof, are hereinafter referred to as "Pledged Debentures" or the "Pledged Treasury Securities," respectively. Subject to the Pledge and the provisions of Section
2.2 hereof, the Holders from time to time shall have full beneficial ownership of the Collateral. Whenever directed by the Collateral Agent acting on behalf of the Company, the Securities Intermediary shall have the right to reregister the Debentures or any other securities held in physical form in its name.

          Except as may be required in order to release Debentures in connection with a Holder's election to convert its investment from an Income PRIDES to a Growth PRIDES, or except as otherwise required to release Debentures as specified herein, neither the Collateral Agent nor the Securities Intermediary shall relinquish physical possession of any certificate evidencing a Debentures prior to the termination of this Agreement, except they may be held in any clearing corporation in an account including only assets of customers of the Collateral Agent or Securities Intermediary. If it becomes necessary for the Securities Intermediary to relinquish physical possession of a certificate in order to release a portion of the Debentures evidenced thereby from the Pledge, the Securities Intermediary shall use its best efforts to obtain physical possession of a replacement certificate evidencing any Debentures remaining subject to the Pledge hereunder registered to it or indorsed in blank (or accompanied by a stock or bond power indorsed in blank) within fifteen days of the date it relinquished possession. The Securities Intermediary shall promptly notify the Company and the Collateral Agent of the Securities Intermediary's failure to obtain possession of any such replacement certificate as required hereby.

          Section 2.2. Control and Perfection. (a) In connection with the Pledge granted in Section 2.1, and subject to the other provisions of this Agreement, the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, and the Purchase Contract Agent each hereby authorize and direct the Securities Intermediary (without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders), and the Securities Intermediary agrees, to comply with and follow any instructions and entitlement orders (as defined in Section 8-102(a)(8) of the Code) that the Collateral Agent on behalf of the Company may give in writing with respect to the Collateral Account, the Collateral credited thereto and any Security Entitlements with respect to any thereof. Such instructions and entitlement orders may, without limitation, direct the Securities Intermediary to transfer, redeem, sell, liquidate, assign, deliver or otherwise dispose of the Debentures, the Treasury Securities, the Treasury Portfolio, and any Security Entitlements with respect thereto and to pay and deliver any income, proceeds or other funds derived therefrom to the Company. The Holders from time to time acting through the Purchase Contract Agent hereby further authorize and direct the Collateral Agent, as agent of the Company, to itself issue instructions and entitlement orders, and to otherwise take action, with respect to the Collateral Account, the Collateral credited thereto and any security entitlements with respect thereto, pursuant to the terms and provisions hereof, all without the necessity of obtaining the further consent of the Purchase Contract Agent or any of the Holders. The Collateral Agent shall be the agent of the Company and shall act as directed in writing by the Company. Without limiting the generality of the foregoing, the Collateral Agent shall issue entitlement orders to the Securities Intermediary when and as directed by the Company.

          (b) The Securities Intermediary hereby confirms and agrees that: (i) all securities or other property underlying any financial assets credited to the Collateral Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another collateral account maintained in the name of the Securities Intermediary and in no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent, the Collateral Agent, the Company or any Holder, payable to the order of, or specially indorsed to, the Purchase Contract Agent, the Collateral Agent, the Company or any Holder except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank; (ii) all property delivered to the Securities Intermediary pursuant to this Pledge Agreement (including, without limitation, any Debentures, the Treasury Portfolio or Treasury Securities) will be promptly credited to the Collateral Account; (iii) the Collateral Account is an account to which financial assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Agreement, treat the Purchase Contract Agent as entitled to exercise the rights of any financial asset credited to the Collateral Account; (iv) the Securities Intermediary has not entered into, and until the termination of the this Agreement will not enter into, any agreement with any other person relating to the Collateral Account and/or any financial assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the Code) of such other person; and (v) the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Company, the Collateral Agent or the Purchase Contract Agent purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in this
Section 2.2 hereof.

          (c) The Securities Intermediary hereby agrees that each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the Code.

          (d) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

          (e) The Purchase Contract Agent hereby irrevocably constitutes and appoints the Collateral Agent and the Company, with full power of substitution, as the Purchase Contract Agent's attorneys-in-fact to take on behalf of, and in the name, place and stead of, the Purchase Contract Agent and the Holders, any action necessary or desirable to perfect and to keep perfected the security interest in the Collateral referred to in Section 2.1. The grant of such power-of-attorney shall not be deemed to require of the Collateral Agent any specific duties or obligations not otherwise assumed by the Collateral Agent hereunder.

          Section 3. Distributions on Pledged Collateral. So long as the Purchase Contract Agent is the registered owner of the Pledged Debentures, it shall receive all payments thereon. If the Pledged Debentures are reregistered, such that the Collateral Agent becomes the registered holder, all payments of interest or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, or interest payments on, the Pledged Debentures or on the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and all payments of the principal of, or cash distributions on, any Pledged Treasury Securities received by the Collateral Agent that are properly payable hereunder shall be paid by the Collateral Agent by wire transfer in same day funds:

               (i) In the case of (A) interest payments with respect to the Pledged Debentures or the appropriate Applicable Ownership Interest (as specified in clause (B) of the definition of such term) of the Treasury Portfolio, as the case may be, and (B) any payments of the Stated Amount or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio with respect to any Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, that have been released from the Pledge pursuant to Section 4.1 or 4.3 hereof, to the Purchase Contract Agent, for the benefit of the relevant Holders of Securities, to the account designated by the Purchase Contract Agent for such purpose, no later than

          2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day);

               (ii) In the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to Section 4.2 or 4.3 hereof, to the Holders of the Growth PRIDES to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day); and

               (iii) In the case of payments of interest on any Pledged Debentures or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, or the principal of any Pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date in accordance with the procedure set forth in Section 4.6(a) or 4.6(b) hereof, in full satisfaction of the respective obligations of the Holders under the related Purchase Contracts.

All payments received by the Purchase Contract Agent as provided herein shall be applied by the Purchase Contract Agent pursuant to the provisions of the Purchase Contract Agreement. If, notwithstanding the foregoing, the Purchase Contract Agent shall receive any payments of the Stated Amount or, if applicable, the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) on account of any Debenture or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, that, at the time of such payment, is subject to the Pledge, or a Holder of a

Growth PRIDES shall receive any payments of principal on account of any Treasury Securities that, at the time of such payment, are Pledged Treasury Securities, the Purchase Contract Agent or such Holder shall hold the same as trustee of an express trust for the benefit of the Company (and promptly deliver the same over to the Company) for application to the obligations of the Holders under the related Purchase Contracts, and the Holders shall acquire no right, title or interest in any such payments of Stated Amount or principal so received.

          Section 4. Substitution, Release, Repledge and Settlement of
Debentures.

          Section 4.1. Substitution for Debentures and the Creation of Growth PRIDES. At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (or on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption has occurred), a Holder of Income PRIDES shall have the right to substitute Treasury Securities for the Pledged Debentures (or, if a Tax Event Redemption has occurred, the appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) in the Treasury Portfolio) securing such Holder's obligations under the Purchase Contract(s) comprising a part of its Income PRIDES in integral multiples of 40 Income PRIDES by (a) Transferring to the Collateral Agent Treasury Securities having a Value equal to the aggregate principal amount of the Pledged Debentures (or appropriate Applicable Ownership Interest in the Treasury Portfolio as the case may be), to be released and (b)(i) delivering to the Purchase Contract Agent cash in an amount equal to the excess of the Contract Adjustment Payments, that would have accrued since the last date that Contract Adjustment Payments were made to the date of substitution on the Growth PRIDES being created by the Holder, over the Contract Adjustment Payments that have accrued over the same time period on the related Income PRIDES, which amount the Purchase Contract Agent shall promptly remit to the Company, and (ii) transferring the related Income PRIDES to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has Transferred the relevant Treasury Securities to the Collateral Agent pursuant to clause (a) above (stating the Value of the Treasury Securities Transferred by such Holder) and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, related to such Income PRIDES. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Holders of Income PRIDES may make such substitution only in integral multiples of Income PRIDES at any time on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date. Upon receipt of Treasury Securities from a Holder of Income PRIDES and the related instruction from the Purchase Contract Agent, the Collateral Agent shall release the Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and shall promptly Transfer to the securities account specified by the Purchase Contract Agent such Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent. All items Transferred and/or substituted by any Holder pursuant to this Section 4.1, Section 4.2 or any other Section of this Agreement shall be Transferred and/or substituted free and clear of all liens, claims and encumbrances.

          Section 4.2. Substitution of Treasury Securities and the Creation of Income PRIDES. At any time on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date (or on or prior to the second Business Day immediately preceding the Purchase Contract Settlement Date, if a Tax Event Redemption has occurred), a Holder of Growth PRIDES shall have the right to create or recreate Income PRIDES in integral multiples of 40 Income PRIDES by (a) Transferring to the Collateral Agent Debentures (or the appropriate Applicable Ownership Interest (as defined in clause (A) of the definition of such term) of the Treasury Portfolio) having a Value equal to the Value of the Pledged Treasury Securities to be released and (b) delivering the related Growth PRIDES to the Purchase Contract Agent, accompanied by a notice, substantially in the form of Exhibit B hereto, to the Purchase Contract Agent stating that such Holder has transferred the relevant amount of Debentures (or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be) to the Collateral Agent pursuant to clause (a) above and requesting that the Purchase Contract Agent instruct the Collateral Agent to release from the Pledge the Pledged Treasury Securities underlying such Growth PRIDES. The Purchase Contract Agent shall instruct the Collateral Agent in the form provided in Exhibit A; provided, however, that if a Tax Event Redemption has occurred and the Treasury Portfolio has become a component of the Income PRIDES, Holders of Growth PRIDES may make such substitution only in integral multiples of Growth PRIDES, at any time on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date. Upon receipt of the Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, from such Holder and the instruction from the Purchase Contract Agent, the Collateral Agent shall release the Treasury Securities having a corresponding aggregate principal amount from the Pledge and shall promptly Transfer such Treasury Securities, free and clear of any lien, pledge or security interest created hereby, to the Purchase Contract Agent.

          Section 4.3. Termination Event. Upon receipt by the Collateral Agent of written notice from the Company or the Purchase Contract Agent that there has occurred a Termination Event, the Collateral Agent shall release all Collateral from the Pledge and shall promptly Transfer any Pledged Debentures (or the Applicable Ownership Interest of the Treasury Portfolio if a Tax Event Redemption has occurred) and Pledged Treasury Securities to the Purchase Contract Agent for the benefit of the Holders of the Income PRIDES and the Growth PRIDES, respectively, free and clear of any lien, pledge or security interest or other interest created hereby.

          If such Termination Event shall result from the Company's becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Debentures, the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3, the Purchase Contract Agent shall
(i) use its best efforts to obtain an opinion of a nationally recognized law firm reasonably acceptable to the Collateral Agent to the effect that, as a result of the Company's being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 4.3, and shall deliver such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (y) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (z) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Debentures, the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, as provided in this Section 4.3, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court with jurisdiction of the Company's case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Debentures, the Treasury Portfolio or of the Pledged Treasury Securities, as the case may be, as provided by this Section 4.3 or (ii) commence an action or proceeding like that described in subsection (i)(z) hereof within ten days after the occurrence of such Termination Event.

          Section 4.4. Cash Settlement. (a) Upon receipt by the Collateral Agent of (i) a notice from the Purchase Contract Agent promptly after the receipt by the Purchase Contract Agent of such notice that a Holder of an Income PRIDES has elected, in accordance with the procedures specified in Section 5.4(a)(i) or
(d)(i) of the Purchase Contract Agreement, respectively, to settle its Purchase Contract with Cash and (ii) payment of the amount required to settle such Purchase Contract by such Holder on or prior to 11:00 a.m., New York City time, on the Business Day immediately preceding the Purchase Contract Settlement Date in lawful money of the United States by certified or cashiers' check or wire transfer in immediately available funds payable to or upon the order of the Company, then the Collateral Agent shall, promptly invest any Cash received from a Holder in connection with a Cash Settlement in Permitted Investments. Upon receipt of the proceeds upon the maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall pay the portion of such proceeds and deliver any certified or cashiers' checks received and any funds so wired, in an aggregate amount equal to the Purchase Price, to the Company on the Purchase Contract Settlement Date, and shall distribute any funds in respect of the interest earned from the Permitted Investments to the Purchase Contract Agent for payment to the relevant Holders.

          (b) If a Holder of an Income PRIDES (if a Tax Event Redemption has not occurred) fails to notify the Agent of its intention to make a Cash Settlement in accordance with Section 5.4(a)(i) of the Purchase Contract Agreement, such failure shall constitute an event of default under the Purchase Contract Agreement and hereunder, and the Holder shall be deemed to have consented to the disposition of the Pledged Debentures pursuant to the remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, which is incorporated herein by reference. If a Holder of an Income PRIDES does notify the Agent as provided in Section 5.4(a)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.4(a)(ii) of the Purchase Contract Agreement, the Debentures of such a Holder will not be remarketed but instead the Collateral Agent, for the benefit of the Company, will exercise its rights as a secured party with respect to such Debentures at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law. In addition, in the event of a Failed Remarketing as described in Section 5.4(b) of the Purchase Contract Agreement, such Failed Remarketing shall constitute an additional event of default hereunder by such Holder and the Collateral Agent, for the benefit of the Company, will also exercise its rights as a secured party with respect to such Debentures at the direction of the Company to retain or dispose of the Collateral in accordance with applicable law.

          (c) If a Holder of an Income PRIDES (if a Tax Event Redemption has occurred) fails to notify the Purchase Contract Agent of such Holder's intention to make a Cash Settlement in accordance with Section 5.4(d)(i) of the Purchase Contract Agreement, or if a Holder of an Income PRIDES (if a Tax Event Redemption has occurred) does notify the Agent as provided in paragraph 5.4
(d)(i) of the Purchase Contract Agreement of its intention to pay the Purchase Price in cash, but fails to make such payment as required by paragraph 5.4(d)(ii) of the Purchase Contract Agreement, such failure shall constitute an event of default hereunder by such Holder and upon the maturity of the appropriate Applicable Ownership Interest of the Treasury Portfolio, held by the Collateral Agent on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the appropriate Applicable Ownership Interest of the Treasury Portfolio, received by the Collateral Agent shall, upon written direction of the Company, be invested promptly in overnight Permitted Investments. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price will be remitted to the Company as payment thereof without receiving any instructions from the Holder. In the event the sum of the proceeds from the appropriate Applicable Ownership Interest of the Treasury Portfolio and the investment earnings earned from such investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall distribute such excess to the Purchase Contract Agent for the benefit of the Holder of the related Income PRIDES when received.

          Section 4.5. Early Settlement. Upon written notice to the Collateral Agent by the Purchase Contract Agent that one or more Holders of Securities have elected to effect Early Settlement of their respective obligations under the Purchase Contracts forming a part of such Securities in accordance with the terms of the Purchase Contracts and the Purchase Contract Agreement (setting forth the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement), and that the Purchase Contract Agent has received from such Holders, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amounts pursuant to the terms of the Purchase Contracts and the Purchase Contract Agreement and that all conditions to such Early Settlement have been satisfied, then the Collateral Agent shall release from the Pledge, (a) Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio in the case of a Holder of Income PRIDES or (b) Pledged Treasury Securities in the case of a Holder of Growth PRIDES, as the case may be, in each case with an aggregate liquidation amount or principal amount, as the case may be, equal to the product of (i) the Stated Amount times (ii) the number of such Purchase Contracts as to which such Holders have elected to effect Early Settlement and shall Transfer all such Pledged Debentures, the appropriate Applicable Ownership Interest of the Treasury Portfolio or the Pledged Treasury Securities, as the case may be, free and clear of the Pledge created hereby, to the Purchase Contract Agent for the benefit of such Holders.

          Section 4.6. Application of Proceeds; Settlement. (a) In the event a Holder of Income PRIDES (if a Tax Event Redemption has not occurred) has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided for in paragraph 5.4(a)(i) in the Purchase Contract Agreement and has not made an Early Settlement of the Purchase Contracts underlying its Income PRIDES, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Debentures. The Collateral Agent shall, by 10:00 a.m., New York City time, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date, without any instruction from such Holder of Income PRIDES, present the related Pledged Debentures to the Remarketing Agent for remarketing. Upon receiving such Pledged Debentures, the Remarketing Agent, pursuant to the terms of the Remarketing Agreement and the Supplemental Remarketing Agreement, will use its reasonable efforts to remarket such Pledged Debentures on such date at a price of approximately % (but not less than 100%) of the aggregate Value of such Pledged Debentures, plus accrued and unpaid interest (including deferred interest), if any, thereon. After deducting as the Remarketing Fee an amount not exceeding basis points ( %) of the aggregate Value of the remarketed Pledged Debentures from any amount of such Proceeds in excess of the aggregate Value, plus such accrued and unpaid interest (including deferred interest) of the remarketed Pledged Debentures, the Remarketing Agent will remit the entire amount of the Proceeds of such remarketing to the Collateral Agent. On the Purchase Contract Settlement Date, the Collateral Agent shall apply that portion of the Proceeds from such remarketing equal to the aggregate Value of such remarketed Pledged Debentures to satisfy in full the obligations of such Holders of Income PRIDES to pay the Purchase Price to purchase the Common Stock under the related Purchase Contracts. The remaining portion of such Proceeds, if any, shall be remitted by the Collateral

Agent to the Purchase Contract Agent for payment to the Holders. If the Remarketing Agent advises the Collateral Agent in writing that it cannot remarket the related Pledged Debentures of such Holders of Income PRIDES at a price not less than 100% of the aggregate Value of such Pledged Debentures plus any accrued and unpaid interest (including deferred interest) or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, thus resulting in a Failed Remarketing and an event of default under the Purchase Contract Agreement and hereunder, the Collateral Agent, for the benefit of the Company will, at the written direction of the Company, retain or dispose of the Pledged Debentures in accordance with applicable law and satisfy in full, from any such disposition or retention, such Holder's obligation to pay the Purchase Price for the Common Stock.

          (b) In the event a Holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred) has not made an Early Settlement of the Purchase Contracts underlying its Growth PRIDES or Income PRIDES, or in the event a Tax Event Redemption has occurred and a Holder of Income PRIDES has not elected to make an effective Cash Settlement by notifying the Purchase Contract Agent in the manner provided in paragraph 5.4(d)(i) of the Purchase Contract Agreement, such Holder shall be deemed to have elected to pay for the shares of Common Stock to be issued under such Purchase Contracts from the Proceeds of the related Pledged Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be. On the Business Day immediately prior to the Purchase Contract Settlement Date, the Collateral Agent shall, at the written direction of the Purchase Contract Agent, invest the Cash proceeds of the maturing Pledged Treasury Securities or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in overnight Permitted Investments. Without receiving any instruction from any such Holder of Growth PRIDES or Income PRIDES (if a Tax Event Redemption has occurred), the Collateral Agent shall apply the Proceeds of the related Pledged Treasury Securities or appropriate Applicable Ownership Interest of the Treasury Portfolio to the settlement of such Purchase Contracts on the Purchase Contract Settlement Date.

          In the event the sum of the Proceeds from the related Pledged Treasury Securities or appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, and the investment earnings from the investment in overnight Permitted Investments is in excess of the aggregate Purchase Price of the Purchase Contracts being settled thereby, the Collateral Agent shall remit such excess, when received, to the Purchase Contract Agent for the benefit of the Holders.

          (c) Pursuant to the Remarketing Agreement and subject to the terms of the Supplemental Remarketing Agreement, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, but no earlier than the Payment Date immediately preceding the Purchase Contract Settlement Date, holders of Separate Debentures may elect to have their Separate Debentures remarketed by delivering their Separate Debentures, together with a notice of such election, substantially in the form of Exhibit C hereto, to the Custodial Agent. The Custodial Agent shall hold such Separate Debentures in an account separate from the Collateral Account. A holder of Separate Debentures electing to have its Separate Debentures remarketed will also have the right to withdraw such election by written notice to the Custodial Agent, substantially in the form of Exhibit D hereto, on or prior to the fifth Business Day immediately preceding the Purchase Contract Settlement Date, upon which notice the Custodial Agent shall return such Separate Debentures to such holder. On the fourth Business Day immediately preceding the Purchase Contract Settlement Date, the Custodial Agent shall notify the Remarketing Agent of the aggregate principal amount of the separate Debentures to be remarketed and will deliver to the Remarketing Agent for remarketing all separate Debentures delivered to the Custodial Agent pursuant to this Section 4.6(c) and not withdrawn pursuant to the terms hereof prior to such date. The portion of the proceeds from such remarketing equal to the aggregate Value of such Separate Debentures will automatically be remitted by the Remarketing Agent to the Custodial Agent for the benefit of the holders of such Separate Debentures. In addition, after
deducting as the Remarketing Fee an amount not exceeding basis points (    %) of
the Value of the remarketed Separate Debentures, from any amount of such proceeds in excess of the aggregate Value of the remarketed Separate Debentures plus any accrued and unpaid interest (including deferred interest, if any), the Remarketing Agent will remit to the Custodial Agent the remaining portion of the proceeds, if any, for the benefit of such holders. If, despite using its reasonable efforts, the Remarketing Agent advises the Custodial Agent in writing that it cannot remarket the related Separate Debentures of such holders at a price not less than 100% of the aggregate Value of such Separate Debentures plus accrued and unpaid interest (including deferred interest) or if the remarketing shall not have occurred because a condition precedent to the remarketing shall not have been fulfilled, and thus resulting in a Failed Remarketing, the Remarketing Agent will promptly return such Debentures to the Custodial Agent for redelivery to such holders.

          Section 5. Voting Rights -- Debentures. The Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Debentures or any part thereof for any purpose not inconsistent with the terms of this Agreement and in accordance with the terms of the Purchase Contract Agreement; provided, that the Purchase Contract Agent shall not exercise or, as the case may be, shall not refrain from exercising such right if, in the judgment of the Company, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Debentures; and provided, further, that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five days' prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Debentures, including notice of any meeting at which holders of Debentures are entitled to vote or solicitation of consents, waivers or proxies of holders of Debentures, the Collateral Agent shall use reasonable efforts to send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Debentures (in form and substance satisfactory to the Collateral Agent) as are prepared by the Purchase Contract Agent with respect to the Pledged Debentures.

          Section 6. Rights and Remedies; Tax Event Redemption

          Section 6.1. Rights and Remedies of the Collateral Agent. (a) In addition to the rights and remedies specified in Section 4.4 hereof or otherwise available at law or in equity, after an event of default hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (or any successor thereto) as in effect in the State of New York from time to time (the "Code") (whether or not, to the extent permitted by law, the Code is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Wherever reference is made in this Agreement to any section of the Code, such reference shall be deemed to include a reference to any provision of the Code which is a successor to, or amendment of, such section. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (i) retention of the Pledged Debentures or other Collateral in full satisfaction of the Holders obligations under the Purchase Contracts or (ii) sale of the Pledged Debentures or other Collateral in one or more public or private sales.

          (b) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio or on account of principal payments of any Pledged Treasury Securities as provided in Section 3 hereof in satisfaction of the obligations of the Holder of the Securities of which such Pledged Treasury Securities, or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, is a part under the related Purchase Contracts, the inability to make such payments shall constitute an event of default hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Treasury Securities, or such appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as applicable, and such obligations of such Holder, any and all of the rights and remedies available to a secured party under the Code and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

          (c) Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive and collect all payments of (i) the stated liquidated amount of or, interest payments on, the Pledged Debentures, (ii) the principal amount of the Pledged Treasury Securities, or (iii) the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, subject, in each case, to the provisions of Section 3, and as otherwise granted herein.

          (d) The Purchase Contract Agent, individually and as attorney-in-fact for each Holder of Securities, in the event such Holder becomes the Holder of a Growth PRIDES, agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent or such Holder shall execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own negligent act, its own negligent failure to act or its own willful misconduct.

          Section 6.2. Tax Event Redemption. Upon the occurrence of a Tax Event Redemption prior to the Purchase Contract Settlement Date, the Redemption Price payable on the Tax Event Redemption Date with respect to the Applicable Principal Amount of Debentures shall be delivered to the Collateral Agent by the Debenture Trustee on or prior to 12:00 p.m., New York City time, by check or wire transfer in immediately available funds at such place and at such account as may be designated by the Collateral Agent in exchange for the Pledged Debentures. In the event the Collateral Agent receives such Redemption

Price, the Collateral Agent will, at the written direction of the Company, apply an amount equal to the Redemption Amount of such Redemption Price to purchase from the Quotation Agent the Treasury Portfolio and promptly remit the remaining portion of such Redemption Price to the Purchase Contract Agent for payment to the Holders of Income PRIDES. The Collateral Agent shall Transfer the Treasury Portfolio to the Collateral Account in the manner specified herein for Pledged Debentures to secure the obligation of all Holders of Income PRIDES to purchase Common Stock of the Company under the Purchase Contracts constituting a part of such Income PRIDES, in substitution for the Pledged Debentures. Thereafter the Collateral Agent shall have such security interests, rights and obligations with respect to the Treasury Portfolio as it had in respect of the Pledged Debentures as provided in Sections 2, 3, 4, 5 and 6, and any reference herein to the Debentures shall be deemed to be reference to such Treasury Portfolio, and any reference herein to interest on the Debentures shall be deemed to be a reference to distributions on such Treasury Portfolio.

          Section 6.3. Substitutions. Whenever a Holder has the right to substitute Treasury Securities, Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for Collateral held by the Collateral Agent, such substitution shall not constitute a novation of the security interest created hereby.

          Section 7. Representations and Warranties; Covenants.

          Section 7.1. Representations and Warranties. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represent and warrant to the Collateral Agent, which representations and warranties shall be deemed repeated on each day a Holder Transfers Collateral that:

               (a) such Holder has the power to grant a security interest in and lien on the Collateral;

               (b) such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Section 2 hereof;

               (c) upon the Transfer of the Collateral to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any Intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Section 2.2 hereof); and

               (d) the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral other than the security interest and lien granted under Section 2 hereof or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

          Section 7.2. Covenants. The Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

               (a) neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

               (b) neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the pledge hereunder, transferred in connection with the Transfer of the Securities.

          Section 8. The Collateral Agent. It is hereby agreed as follows:

          Section 8.1. Appointment, Powers and Immunities. The Collateral Agent shall act as Agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Each of the Collateral Agent, the Custodial Agent and the Securities Intermediary: (a) shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants or obligations shall be inferred from this Agreement against any of them, nor shall any of them be bound by the provisions of any agreement beyond the specific terms hereof; (b) shall not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement, the Securities or the Purchase Contract Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent), the Securities or the Purchase Contract Agreement or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or for the perfection, priority or, except as expressly required hereby, maintenance of any security interest created hereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder (except in the case of the Collateral Agent, pursuant to directions furnished under Section 8.2 hereof, subject to Section
8.6 hereof); (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own negligence, bad faith or willful misconduct; (e) shall not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, the Securities or other property deposited hereunder; and (f) shall not be responsible for the acts or omissions of any clearing corporation with whom collateral is deposited. Subject to the foregoing, during the term of this Agreement, the Collateral Agent shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder.

          No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral. Notwithstanding the foregoing, the Collateral Agent, the Custodial Agent, the Purchase Contract Agent and Securities Intermediary, each in its individual capacity, hereby waive any right of setoff, bankers lien, liens or perfection rights as securities intermediary or any counterclaim with respect to any of the Collateral.

          Section 8.2. Instructions of the Company. The Company shall have the right, by one or more instruments in writing executed and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral

Agent, the Custodial Agent or the Securities Intermediary, as the case may be, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (i) such direction shall not conflict with the provisions of any law or of this Agreement and (ii) the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be adequately indemnified as provided herein. Nothing in this Section 8.2 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction.

          Section 8.3. Reliance. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled conclusively to rely upon any certification, order, judgment, opinion, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telex or facsimile) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

          Section 8.4. Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any Holder of Securities and any holder of separate Debentures (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract

Agent, any Holder of Securities or any holder of separate Debentures without having to account for the same to the Company; provided that each of the Securities Intermediary, the Custodial Agent and the Collateral Agent covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral and the Collateral shall be segregated or the books and records of the Collateral Agent and not commingled with any other assets of any such Person.

          Section 8.5. Non-Reliance. None of the Securities Intermediary, the Custodial Agent or the Collateral Agent shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of Securities of this Agreement, the Purchase Contract Agreement, the Securities or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder of Securities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall not have any duty or responsibility to provide the Company or the Remarketing Agent with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent, any Holder of Securities or any holder of separate Debentures (or any of their respective subsidiaries or affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

          Section 8.6. Compensation and Indemnity. The Company agrees: (i) to pay each of the Collateral Agent and the Custodial Agent from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent or the Custodial Agent, as the case may be, for all services rendered by each of them hereunder and (ii) to indemnify the Collateral Agent, the Custodial Agent and the Securities Intermediary for, and to hold each of them harmless from and against, any loss, liability or reasonable out-of-pocket expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of its powers and duties under this Agreement, including the reasonable out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) of defending itself against any claim or liability in connection with the exercise or performance of such powers and duties. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each promptly notify the Company of any third party claim which may give rise to the indemnity hereunder and give the Company the opportunity to participate in the defense of such claim with counsel reasonably satisfactory to the indemnified party, and no such claim shall be settled without the written consent of the Company, which consent shall not be unreasonably withheld.

          Section 8.7. Failure to Act. In the event of any ambiguity in the provisions of this Agreement or any dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder, the Collateral Agent and the Custodial Agent shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, at its sole option, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and neither the Collateral Agent nor the Custodial Agent shall be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent and the Custodial Agent shall be entitled to refuse to act until either (i) such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing, satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, or (ii) the Collateral Agent or the Custodial Agent, as the case may be, shall have received security or an indemnity reasonably satisfactory to the Collateral Agent or the Custodial Agent, as the case may be, sufficient to save the Collateral Agent or the Custodial Agent, as the case may be, harmless from and against any and all loss, liability or reasonable out-of-pocket expense which the Collateral Agent or the Custodial Agent, as the case may be, may incur by reason of its acting without bad faith, willful misconduct or negligence. The Collateral Agent or the Custodial Agent may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent or the Custodial Agent, as the case may be, may deem necessary. Notwithstanding anything contained herein to the contrary, neither the Collateral Agent nor the Custodial Agent shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

          Section 8.8. Resignation. Subject to the appointment and acceptance of a successor Collateral Agent or Custodial Agent as provided below, (a) the Collateral Agent and the Custodial Agent may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders of Securities, (b) the Collateral Agent and the Custodial Agent may be removed at any time by the Company and (c) if the Collateral Agent or the Custodial Agent fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent or the Custodial Agent may be removed by the Purchase Contract Agent. The Purchase Contract Agent shall promptly notify the Company of any removal of the Collateral Agent pursuant to clause (c) of the immediately preceding sentence. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent or Custodial Agent, as the case may be. If no successor Collateral Agent or Custodial Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Collateral Agent's or Custodial Agent's giving of notice of resignation or such removal, then the retiring Collateral Agent or Custodial Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent or Custodial Agent, as the case may be. Each of the Collateral Agent and the Custodial Agent shall be a bank which has an office in New York, New York with a combined capital and surplus of at least $75,000,000. Upon the acceptance of any appointment as Collateral Agent or Custodial Agent, as the case may be, hereunder by a successor Collateral Agent or Custodial Agent, as the case may be, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent or Custodial Agent, as the case may be, and the retiring Collateral Agent or

Custodial Agent, as the case may be, shall take all appropriate action to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent or Custodial Agent shall, upon such succession, be discharged from its duties and obligations as Collateral Agent or Custodial Agent hereunder. After any retiring Collateral Agent's or Custodial Agent's resignation hereunder as Collateral Agent or Custodial Agent, the provisions of this Section 8 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent or Custodial Agent. Any resignation or removal of the Collateral Agent hereunder shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Custodial Agent and the Securities Intermediary.

          Section 8.9. Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 8.9 shall be subject to prior consent of the Company, which consent shall not be unreasonably withheld.

          Section 8.10. Survival. The provisions of this Section 8 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent or the Custodial Agent.

          Section 8.11. Exculpation. Anything in this Agreement to the contrary notwithstanding, in no event shall any of the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the part of the

Collateral Agent, the Custodial Agent or the Securities Intermediary.

          Section 9. Amendment.

          Section 9.1. Amendment Without Consent of Holders. Without the consent of any Holders or the holders of any Separate Debentures, the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, at any time and from time to time, may amend this Agreement, in form satisfactory to the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, for any of the following purposes:

               (1) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company; or

               (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company so long as such covenants or such surrender do not adversely affect the validity, perfection or priority of the security interests granted or created hereunder; or

               (3) to evidence and provide for the acceptance of appointment hereunder by a successor Collateral Agent, Securities Intermediary or Purchase Contract Agent; or

               (4) to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other such provisions herein, or to make any other provisions with respect to such matters or questions arising under this Agreement, provided such action shall not adversely affect the interests of the Holders.

          Section 9.2. Amendment with Consent of Holders. With the consent of the Holders of not less than a majority of the Purchase Contracts at the time outstanding, by Act of said Holders delivered to the Company, the Purchase Contract Agent or the Collateral Agent, as the case may be, the Company, when duly authorized, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary may amend this Agreement for the purpose of modifying in any manner the provisions of this Agreement or the rights of the Holders in respect of the Securities; provided, however, that no such supplemental agreement shall, without the consent of the Holder of each Outstanding Security affected thereby,

               (1) change the amount or type of Collateral underlying a Security (except for the rights of holders of Income PRIDES to substitute the Treasury Securities for the Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, or the rights of Holders of Growth PRIDES to substitute Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as applicable, for the Pledged Treasury Securities), impair the right of the Holder of any Security to receive distributions on the underlying Collateral or otherwise adversely affect the Holder's rights in or to such Collateral; or

               (2) otherwise effect any action that would require the consent of the Holder of each Outstanding Security affected thereby pursuant to the Purchase Contract Agreement if such action were effected by an agreement supplemental thereto;

               (3) reduce the amount payable or distributable to Holders upon the remarketing of Debentures; or

               (4) reduce the percentage of Purchase Contracts the consent of whose Holders is required for any such amendment.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such Act shall approve the substance thereof.

          Section 9.3. Execution of Amendments. In executing any amendment permitted by this Section, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent shall be entitled to receive and (subject to Section 8.1 hereof, with respect to the Collateral Agent, and Section 7.1 of the Purchase Contract Agreement, with respect to the Purchase Contract Agent) shall be fully protected in relying upon, an

Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent, if any, to the execution and delivery of such amendment have been satisfied. All amendments must be in writing, signed by all parties to this Agreement.

          Section 9.4. Effect of Amendments. Upon the execution of any amendment under this Section 9, this Agreement shall be modified in accordance therewith, and such amendment shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered under the Purchase Contract Agreement shall be bound thereby.

          Section 9.5. Reference to Amendments. Security Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any amendment pursuant to this Section may, and shall if required by the Collateral Agent or the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent and the Collateral Agent as to any matter provided for in such amendment. If the Company shall so determine, new Security Certificates so modified as to conform, in the opinion of the Collateral Agent, the Purchase Contract Agent and the Company, to any such amendment may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in accordance with the Purchase Contract Agreement and without charge or expense to Holders in exchange for Outstanding Security Certificates.

          Section 10. Miscellaneous.

          Section 10.1. No Waiver. To the extent permitted by law, no failure on the part of any party hereto or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by any party hereto or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. To the extent permitted by law, the remedies herein are cumulative and are not exclusive of any remedies provided by law.

          Section 10.2. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Without limiting the foregoing, the above choice of law is expressly agreed to by the Securities Intermediary, the Collateral Agent and the Holders from time to time acting through the Purchase Contract Agent, as their attorney-in-fact, in connection with the establishment and maintenance of the Collateral Account. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Company, the Collateral Agent and the Holders from time to time of the Securities, acting through the Purchase Contract Agent as their attorney-in-fact, irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum, as well as to trial by jury.

          Section 10.3. Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          Section 10.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Custodial Agent, the Securities Intermediary and the Purchase Contract Agent, and the Holders from time to time of the Securities, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

          Section 10.5. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

          Section 10.6. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          Section 10.7. Expenses, etc. The Company agrees to reimburse the Collateral Agent and the Custodial Agent for: (a) all reasonable out-of-pocket costs and expenses of the Collateral Agent and the Custodial Agent (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent and the Custodial Agent), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement; (b) all reasonable costs and expenses of the Collateral Agent (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder of Securities to satisfy its obligations under the Purchase Contracts forming a part of the Securities and (ii) the enforcement of this Section 10.7; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby.

          Section 10.8. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder, shall be absolute and unconditional irrespective of:

               (a) any lack of validity or enforceability of any provision of the Purchase Contracts or the Securities or any other agreement or instrument relating thereto;

               (b) any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of Securities under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, the Purchase Contract Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

               (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       THE COASTAL CORPORATION


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       Address for Notices:

                                       THE COASTAL CORPORATION
                                       Coastal Tower
                                       Nine Greenway Plaza
                                       Houston, TX  77046-0995
                                       Attention: Chief Financial Officer
                                       Telephone: (713) 877-1400


                                       The Bank of New York,
                                       as Purchase Contract Agent and as
                                       attorney-in-fact of the Holders
                                       from time to time of the Securities


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       Address for Notices:

                                       The Bank of New York
                                       101 Barclay Street
                                       Floor 12 East
                                       New York, NY 10286
                                       Attention: Corporate Trust Administration
                                       Telecopy:  (212) 815-7157

                                       The Chase Manhattan Bank,
                                       as Collateral Agent, Custodial
                                       Agent and as Securities Intermediary


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       Address for Notices:

                                       o
                                       o
                                       o
                                       o

                                       Attention: Corporate Trust Administration
                                       Telecopy:  o

                                                                       EXHIBIT A


          INSTRUCTION FROM PURCHASE CONTRACT AGENT TO COLLATERAL AGENT


THE CHASE MANHATTAN BANK
[ADDRESS]
Attention:


          Re:  FELINE PRIDES of The Coastal Corporation
               (the "Company")

          We hereby notify you in accordance with Section [4.1] [4.2] of the Pledge Agreement, dated as of ____________, 1999, (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Custodial Agent and Securities Intermediary and ourselves, as Purchase Contract Agent and as attorney-in-fact for the holders of [Income PRIDES] [Growth PRIDES] from time to time, that the holder of the Securities listed below (the "Holder") has elected to substitute [$_____ aggregate principal amount of Treasury Securities] [$_______stated liquidation amount of Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] in exchange for an equal Value of [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by you in accordance with the Pledge Agreement and has delivered to us a notice stating that the Holder has Transferred [Treasury Securities] [Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] to you, as Collateral Agent. We hereby instruct you, upon receipt of such [Pledged Treasury Securities] [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,], and upon the payment by such Holder of any applicable fees, to release the [Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Treasury Securities] related to such [Income PRIDES] [Growth PRIDES] to us in accordance with the Holder's instructions. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:
     --------------------              -----------------------------------------
                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Signature Guarantee:
                                                           ---------------------


Please print name and address of Registered Holder electing to substitute [Treasury Securities] [Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] for the [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities]:


------------------------------         -----------------------------------------
           Name                        Social Security or other Taxpayer
                                       Identification Number, if any
------------------------------
         Address

------------------------------

------------------------------

                                                                       EXHIBIT B

                     INSTRUCTION TO PURCHASE CONTRACT AGENT


The Bank of New York
101 Barclay Street
Floor 12 East
New York, NY 10286
Attention: Corporate Trust Administration


          Re:  FELINE PRIDES of The Coastal Corporation (the
               "Company")

          The undersigned Holder hereby notifies you that it has delivered to The Chase Manhattan, as Collateral Agent, [$_______ aggregate principal amount of Treasury Securities] [$ aggregate stated liquidation amount of Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, the case may be,] in exchange for an equal Value of [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be,] [Pledged Treasury Securities] held by the Collateral Agent, in accordance with Section [4.1][4.2] of the Pledge Agreement, dated ______, 1999 (the "Pledge Agreement"), between you, the Company and the Collateral Agent. The undersigned Holder has paid the Collateral Agent all applicable fees relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Debentures or the appropriate Applicable Ownership Interest of the Treasury Portfolio] [Pledged Treasury Securities] related to such [Income PRIDES] [Growth PRIDES]. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Dated:
     --------------------              -----------------------------------------
                                       Signature

                                       Signature Guarantee:
                                                           ---------------------

Please print name and address of Registered Holder:

------------------------------         -----------------------------------------
           Name                        Social Security or other Taxpayer
                                       Identification Number, if any
------------------------------
         Address

------------------------------

------------------------------

                                                                       EXHIBIT C


              INSTRUCTION TO CUSTODIAL AGENT REGARDING REMARKETING


The Chase Manhattan Bank
[ADDRESS]
Attention:


          Re:  Debentures of The Coastal Corporation (the
               "Company")


          The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of ________, 1999 (the "Pledge Agreement"), among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent, and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Income PRIDES and Growth PRIDES from time to time, that the undersigned elects to deliver $ stated liquidation amount of Debentures for delivery to the Remarketing Agent on the fourth Business Day immediately preceding the Purchase Contract Settlement Date for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned will, upon request of the Remarketing Agent, execute and deliver any additional documents deemed by the Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Debentures tendered hereby.

          The undersigned hereby instructs you, upon receipt of the Proceeds of such remarketing from the Remarketing Agent to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under "A. Payment Instructions". The undersigned hereby instructs you, in the event of Failed Remarketing, upon receipt of the Debentures tendered herewith from the Remarketing Agent, to be delivered to the person(s) and the address(es) indicated herein under "B. Delivery Instructions."

          With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Debentures tendered hereby and that the undersigned is the record owner of any Debentures tendered herewith in physical form or a participant in The Depositary Trust Company ("DTC") and the beneficial owner of any Debentures tendered herewith by book-entry transfer to your account at DTC and (ii) agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:
     --------------------              -----------------------------------------
                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Signature Guarantee:
                                                           ---------------------


Please print name and address:


------------------------------         -----------------------------------------
           Name                        Social Security or other Taxpayer
                                       Identification Number, if any
------------------------------
         Address

------------------------------

------------------------------


--------------------------------------------------------------------------------
A.        PAYMENT INSTRUCTIONS

Proceeds of the remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)
       -------------------------------------------------------------------------
                                 (Please Print)
Address
       -------------------------------------------------------------------------
                                 (Please Print)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (Zip Code)


--------------------------------------------------------------------------------
                 (Tax Identification or Social Security Number)

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

B.        DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, Debentures which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)
       -------------------------------------------------------------------------
                                 (Please Print)
Address
       -------------------------------------------------------------------------
                                 (Please Print)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (Zip Code)


--------------------------------------------------------------------------------
                 (Tax Identification or Social Security Number)

In the event of a Failed Remarketing, Debentures which are in book-entry form should be credited to the account at The Depositary Trust Company set forth below.

                               -------------------
                               DTC Account Number

                      Name of Account Party:
                                            -----------------

--------------------------------------------------------------------------------

                                                                       EXHIBIT D


                    INSTRUCTION TO CUSTODIAL AGENT REGARDING
                           WITHDRAWAL FROM REMARKETING


The Chase Manhattan Bank
[ADDRESS]
Attention:


          Re:  Debentures of The Coastal Corporation (the
               "Company"), and  KBHC Financing I


          The undersigned hereby notifies you in accordance with Section 4.6(c) of the Pledge Agreement, dated as of ________, 1999 (the "Pledge Agreement") among the Company, yourselves, as Collateral Agent, Securities Intermediary and Custodial Agent and The Bank of New York, as Purchase Contract Agent and as attorney-in-fact for the Holders of Income PRIDES and Growth PRIDES from time to time, that the undersigned elects to withdraw the $_____ aggregate stated liquidation amount of Debentures delivered to the Custodial Agent on ________, 2002 for remarketing pursuant to Section 4.6(c) of the Pledge Agreement. The undersigned hereby instructs you to return such Debentures to the undersigned in accordance with the undersigned's instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 4.6(c) of the Pledge Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Pledge Agreement.


Date:
     --------------------              -----------------------------------------
                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
                                       Signature Guarantee:
                                                           ---------------------

Please print name and address:


------------------------------         -----------------------------------------
           Name                        Social Security or other Taxpayer
                                       Identification Number, if any
------------------------------
         Address

------------------------------

------------------------------



--------------------------------------------------------------------------------
A.        DELIVERY INSTRUCTIONS

In the event of a Failed Remarketing, Debentures which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)
       -------------------------------------------------------------------------
                                 (Please Print)

Address
       -------------------------------------------------------------------------

                                 (Please Print)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   (Zip Code)


--------------------------------------------------------------------------------
                 (Tax Identification or Social Security Number)

In the event of a Failed Remarketing, Debentures which are in book-entry form should be credited to the account at The Depositary Trust Company set forth below.

                               -------------------
                               DTC Account Number


                      Name of Account Party:
                                            ---------------

--------------------------------------------------------------------------------